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                                                                   EXHIBIT 99.10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Holdings, Inc.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 2-89834 of our report dated January 14, 1999 appearing in the annual report to shareholders of Merrill Lynch Global Holdings, Inc. for the year ended November 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP



Deloitte & Touche LLP
Princeton, New Jersey
March 26, 1999